Dritte Änderungsvereinbarung zum DIENSTVERTRAG vom 29. September 2016	Third Addendum to the SERVICE AGREEMENT dated 29th September 2016
zwischen	between
der Immunic AG, Lochhamer Schlag 21, 82166 Gräfelfing	Immunic AG, Lochhamer Schlag 21, 82166 Gräfelfing
(im Folgenden: „Gesellschaft“)	(hereinafter: ”Company”)
und	and
Frau Dr. Hella Kohlhof, Stöhrstr. 11, 81477 München	Ms. Dr. Hella Kohlhof, Stöhrstr. 11, 81477 Munich
(im Folgenden: „Vorstand“)	(hereinafter: “Board Member”)

Präambel	Preamble

Die dienstvertraglichen Beziehungen zwischen den Parteien werden durch den Dienstvertrag vom 29. September 2016 („Dienstvertrag“), durch die Änderungsvereinbarung vom 4. September 2019 sowie durch die Zweite Änderungsvereinbarung vom 25. März 2021 geregelt. Dies vorausgeschickt, vereinbaren die Parteien folgende Änderungen zum vorbenannten Dienstvertrag, mit einer Laufzeit ab dem 1. Januar 2022 („Stichtagsdatum“) bis zum 31. Dezember 2023 („Beendigungsdatum“). Im Übrigen gelten der Dienstvertrag und die Änderungsvereinbarung vom 4. September 2019 sowie die Zweite Änderungsvereinbarung vom 25. März 2021 für die Laufzeit unverändert fort. Diese Präambel ist integraler Bestandteil dieser Änderungsvereinbarung.

The relationship between the parties is governed by a service agreement dated 29th September 2016 (“Service Agreement”), by the Addendum to the Service Agreement dated 4th September 2019 as well as by the Second Addendum dated 25 March 2021. Now, therefore the parties agree on the following amendments to the aforementioned Service Agreement from 1st January 2022 (“Effective Date”) to 31st December 2023 (“Completion Date”). Apart from that, the Service Agreement and the Addendum to the Service Agreement dated 4th September 2019 as well as the Second Addendum dated 25 March 2021 shall continue to apply without changes. This preamble shall be an integral part of this Addendum.

I.	Änderung des § 3 Ziffer 1 des Dienstvertrages	I.	Amendment of § 3 Clause 1 of the Service Agreement

§ 3 Ziffer 1 des Dienstvertrages wird wie folgt geändert:		§ 3 clause 1 of the Service Agreement shall be amended as follows:

Der Vorstand erhält für seine Tätigkeit		The Board Member shall receive for his services
a)

  ein festes Jahresgehalt („Grundvergütung") in Höhe von EUR 319,149 brutto, das in 12 gleichen Monatsraten jeweils nachträglich am Monatsletzten ausbezahlt wird. Sofern dieser Vertrag nicht während der Dauer eines gesamten Kalenderjahres besteht, wird das Jahresfestgehalt zeitanteilig gezahlt.

		a)	a fixed annual salary ("basic remuneration") in the amount of EUR 319,149 gross, which is paid in 12 equal monthly instalments at the end of each month. If this agreement does not exist for the duration of an entire calendar year, the fixed annual salary shall be paid pro rata temporis.
b)

eine jährliche variable Vergütung, die bei 100-prozentigem Erreichen der festgelegten Jahresziele maximal EUR 127.659,60 brutto beträgt. Die Einzelheiten, insbesondere zum Verfahren der Zielfestlegung, zur Feststellung der Zielerreichung und zur Fälligkeit ergeben sich aus dem Rahmenvertrag zur Zielvereinbarung in seiner jeweils geltenden Fassung. Die Art der Ziele, die Voraussetzungen für ihre Erreichung und ihre Gewichtung zueinander werden für das jeweilige Geschäftsjahr in einer gesonderten Zielfestlegung niedergelegt.

		b)	an annual variable remuneration which amounts to EUR 127,659.60 gross in maximum if the defined annual targets are achieved by 100%. The details, in particular the procedure for setting targets, determining the achievement of targets and the due date, are set out in the framework agreement for the target agreement in its currently valid version. The type of targets, the prerequisites for their achievement and their weighting in relation to each other shall be laid down for the respective fiscal year in a separate definition of targets.

II.	Die übrigen Bestimmungen des Dienstvertrages behalten unverändert ihre Gültigkeit.	II.	The other provisions of the Service Agreement remain unaffected.
III.	Die deutsche Fassung dieser Änderungsvereinbarung ist maßgeblich.	III.	The German version of this Amendment Agreement shall be authoritative.

Gesellschaft/Company	Vorstand/ Board Member

Munich	Munich
Ort/ Place	Ort/ Place

1/5/2022 | 9:49 AM EST	12/31/2021 | 11:21 AM EST
Datum/ Date	Datum/ Date

/s/ Jörg Neermann	/s/ Dr. Hella Kohlhof
Unterschrift/Signature:	Unterschrift/Signature:
Für die Gesellschaft	Vorstand/ Board Member
On behalf of the Company